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                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109


                                                          August 11, 1997


Willkie Farr & Gallagher
One Citicorp Center
153 East 53rd Street
New York, New York 10022

                            Re: Warburg, Pincus Trust

Ladies and Gentlemen:

         You have requested our opinion as to certain matters of Massachusetts law relating to Warburg, Pincus Trust, a Massachusetts trust with transferable shares (the "Trust"), established under an Agreement and Declaration of Trust filed March 15, 1995, as amended by a Certificate of Amendment filed April 4, 1995, and supplemented by a Certificate of Establishment and Designation of Series of Shares filed April 18, 1996, and further supplemented by a Certificate of Establishment and Designation of the Growth & Income Portfolio filed August 8, 1997 (as so amended and supplemented, the "Declaration").

         We have acted as Massachusetts counsel to the Trust in connection with the execution and delivery of the Declaration and the actions of the Trustees to organize the Trust and to authorize the issuance and sale of the shares of beneficial interest, par value $.001 per share (the "Shares"), of the Growth & Income Portfolio of the Trust (the "Portfolio"). In this connection we have participated in the drafting of, and are familiar with, the Declaration and the Bylaws of the Trust, and we have examined the Prospectus (the "Prospectus") and the Statement of Additional Information included in the Trust's Registration Statement on Form N-1A (the "Registration Statement"), substantially in the form in which the Registration Statement is about to be filed with the Securities and Exchange Commission (the "SEC"), the records of the actions of the Trustees to organize the Trust and to authorize the issuance of the Shares of the Portfolio, certificates of Trustees and officers of the Trust and of public officials as to matters of fact, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as certified copies, which facts we have not independently verified.

         Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of The Commonwealth of Massachusetts:



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         1.       The Trust has been duly organized and is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

         2. The Trust is authorized to issue an unlimited number of Shares; the Shares of the Portfolio to be offered for sale by the Prospectus have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

         3. The Shares of the Portfolio, when duly sold, issued and paid for as contemplated by the Prospectus, will be validly and legally issued, fully paid and nonassessable by the Trust.

         With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

         This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

         You may rely upon the foregoing opinions in rendering your opinion letter on the same matters which is to be filed as an exhibit to the Registration Statement, and we hereby consent to the reference to us in the Prospectus, and to the filing of this letter with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Very truly yours,

                                             /s/ SULLIVAN & WORCESTER LLP

                                                 SULLIVAN & WORCESTER LLP